Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-179779 of The Southern Company on Form S-8 of our report dated June 27, 2013, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2012.

/s/Babush, Neiman, Kornman & Johnson, LLP

Atlanta, GA
June 27, 2013